As filed with the U.S. Securities and Exchange Commission on August 12, 2009
Registration No. 333-

U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
_____________________________________

FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
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KIT digital, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	7372	11-3447894
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
168 Fifth Avenue, Suite 301 New York, New York 10010 +1 (212) 661-4111
	(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)
	Kaleil Isaza Tuzman Chairman and Chief Executive Officer KIT digital, Inc. 168 Fifth Avenue, Suite 301 New York, New York 10010 +1 (646) 502-7484
	(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)
	Copy to: Spencer G. Feldman, Esq. Greenberg Traurig, LLP MetLife Building 200 Park Avenue – 15th Floor New York, New York 10166 Tel: +1 (212) 801-9200; Fax: +1 (212) 801-6400

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☑  333-160182

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer ☐	Accelerated Filer ☐

Non-accelerated Filer ☐	Smaller Reporting Company ☒

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CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit (1)	Proposed maximum aggregate offering price (1)	Amount of registration fee
Common Stock, $0.0001 par value	759,000 Shares	$7.00 per Share	$5,313,000	$296.47

(1)	Estimated in accordance with Rule 457 solely for the purpose of calculating the registration fee.

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EXPLANATORY NOTE

This Registration Statement on Form S-1 is being filed with respect to the registration of 759,000 additional shares of common stock, par value $0.0001 per share, of KIT digital, Inc., a Delaware corporation, pursuant to Rule 462(b) under the Securities Act of 1933, as amended.  This Registration Statement relates to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-160182) (the “Prior Registration Statement”), initially filed by the Registrant on June 24, 2009, and declared effective by the U.S. Securities and Exchange Commission on August 12, 2009.  The required opinion of counsel and related consent and accountants’ consent are attached hereto and filed herewith.  Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.  Exhibits and Financial Statement Schedules.

All exhibits filed with or incorporated by reference in Registration Statement on Form S-1, File No. 333-160182, are incorporated by reference into, and shall be deemed to be part of, this Registration Statement, except for the following, which are filed herewith:

Exhibit Number	Description

5.1	Opinion of Greenberg Traurig, LLP.

23.1	Consent of MSPC.

23.2	Consent of Greenberg Traurig, LLP (included in the opinion filed as Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, in the City of New York, State of New York, on August 12, 2009.

KIT DIGITAL, INC.

By:    /s/ Kaleil Isaza Tuzman
Kaleil Isaza Tuzman
Chairman and Chief Executive Officer
(principal executive officer)

By:    /s/ Jonathan Hirst
Jonathan Hirst
Chief Financial Officer
(principal financial and accounting officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Kaleil Isaza Tuzman Kaleil Isaza Tuzman	Chairman and Chief Executive Officer (principal executive officer)	August 12, 2009
/s/ Gavin Campion* Gavin Campion	President and Director	August 12, 2009
/s/ Jonathan Hirst* Jonathan Hirst	Chief Financial Officer (principal financial and accounting officer)	August 12, 2009
/s/ Kamal El- Tayara* Kamal El-Tayara	Director	August 12, 2009
/s/ Steven G. Felsher* Steven G. Felsher	Director	August 12, 2009
/s/ Daniel W. Hart* Daniel W. Hart	Director	August 12, 2009
/s/ Lars Kroijer* Lars Kroijer	Director	August 12, 2009
/s/ Robin Smyth* Robin Smyth	Director	August 12, 2009
/s/ Wayne Walker* Wayne Walker	Director	August 12, 2009
*By: /s/ Kaleil Isaza Tuzman Kaleil Isaza Tuzman Attorney-in-Fact